Exhibit 99.1

CONTACT:	Thor Erickson - Investor Relations

+1 (678) 260-3110

Fred Roselli - Media Relations

+1 (678) 260-3421

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES, INC.

DECLARES REGULAR QUARTERLY DIVIDEND

ATLANTA, October 22, 2010 — Coca-Cola Enterprises’ (NYSE: CCE) board of directors declared a regular quarterly dividend of 12 cents per common share. This is the first quarterly dividend for the newly created CCE, and is an increase of more than 30 percent over the dividend rate paid by the former CCE. The dividend is payable December 9, 2010 to shareowners of record on November 26, 2010.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and the world’s third-largest independent Coca-Cola bottler. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. For more information about our company, please visit our website at www.cokecce.com.

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